Exhibit 5
NYNEX Corporation
1113 Westchester Avenue White Plains NY 10604 3510
914 644 6424

Raymond F Burke
Executive Vice President and General Counsel

                                                     NYNEX Logo

                                             May 3, 1994

NYNEX Corporation
1113 Westchester Avenue
White Plains, New York  10604

Dear Sirs:

         In connection with the proposed filing by NYNEX Corporation (the "Company") under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 ("Registration Statement") relating to the registration of 5,000,000 additional shares of the Company's Common Stock (the "Shares") which may be purchased by the Trustee from the Company, in the open market or by private purchase under the Company's Savings Plan for Salaried Employees (the "Plan"), I am of the opinion that:

          1.                        The Company is  a
          corporation    duly   organized,    validly
          existing and in good standing under the laws of the State of Delaware.

          2.                        The Plan has been
          duly adopted and issuance of the Shares has been duly authorized by the Company by appropriate corporate action.

          3.                           Participations
          acquired under the Plan as provided therein will be legally existing Participations in the Plan in accordance with the terms thereof.

          4.                         Upon issuance of
          the   Shares   and  payment   therefor   in
          accordance with (a) the Plan and (b) the resolutions of the Board of Directors of the Company relating to the Plan and the offer and sale of the Shares, the Shares will be legally issued, fully paid and nonassessable.

        I hereby consent to the filing with the Securities and Exchange Commission of this Opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Interests of Named Experts and Counsel."

                                    Very truly yours,

                                        RAYMOND F. BURKE
                                        Executive Vice President
                                           and General Counsel